RESTATED EXECUTIVE AGREEMENT


        THIS RESTATED EXECUTIVE AGREEMENT ("Agreement") is entered into this ____ day of January, 1996, by and between SNAP-ON INCORPORATED, a Delaware corporation (the "Company"), and _______________, an executive of the Company or of a subsidiary of the Company (the "Executive").

        WHEREAS, the Company and the Executive had entered into an Executive Agreement effective as of January 4, 1991, and amended and restated this Agreement effective as of January 22, 1993 and as of January 28, 1994;

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that the Executive has made, and is expected to continue to make, an essential contribution to the profitability, growth and financial strength of the Company;

        WHEREAS, the Company wishes to amend and restate the Restated Executive Agreement to continue to encourage the Executive to devote his/her entire time and attention to the pursuit of Company matters without distractions relating to his/her employment security;

        WHEREAS, the Company intends that this Agreement will provide the Executive with certain minimum compensation rights in the event of the termination of his/her employment under the circumstances set forth herein.

        NOW, THEREFORE, in consideration of the respective terms and conditions set forth herein, the Company and the Executive hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms shall have the following meanings when used herein:

             a. Cause. The term "Cause" shall mean that the Executive shall, prior to any Termination of Employment (as that term is hereafter defined), have:

                  (i) engaged in any act of fraud, embezzlement, or theft in connection with his/her duties as an executive or in the course of employment with the Company or its subsidiaries;

                  (ii) wrongfully disclosed any secret process or confidential information of the Company or its subsidiaries; or

                  (iii) engaged in any Competitive Activity (as that term is hereafter defined);

   and in any such case the act shall have been determined by the Board to have been materially harmful to the Company.

                  The Executive may not be terminated for Cause prior to the receipt by the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail. In the event of a dispute regarding whether the Executive's employment has been terminated for Cause, no claim by the Company that Cause exists shall be given effect unless the Company establishes by clear and convincing evidence that Cause exists.

             b. Competitive Activity. The term "Competitive Activity" shall mean the Executive's participation without the written consent of the Board in the management of any business enterprise which manufactures or sells any product or service competitive with any product or service of the Company or its subsidiaries. Competitive Activity shall not include the ownership of less than five (5) percent of the securities in any enterprise and exercise of any ownership rights related thereto.

             c. Change of Control. A "Change of Control" of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (i) any Person is or becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act (the "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

             Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

             d. Effective Date. The term "Effective Date" shall mean the first date on which a Change of Control of the Company occurs. Anything in this Agreement to the contrary notwithstanding, if (1) a Change of Control of the Company occurs, whether or not during the initial or extended term of this Agreement, (2) the Executive's employment with the Employer terminates within six months prior to the Change of Control of the Company and (3) it is reasonably demonstrated by the Executive that
   (A) any such termination of employment by the Employer (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control of the Company or (ii) otherwise arose in connection with or in anticipation of a Change of Control of the Company, or (B) any such termination of employment by the Executive took place subsequent to the occurrence of an event described in clause (A), (B), (C) or (D) of paragraph (h)(ii) of this Section 1 which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a Change of Control of the Company or (ii) otherwise occurred in connection with or in anticipation of a Change of Control of the Company, then for all purposes of this Agreement the term "Effective Date" shall mean the day immediately prior to the date of such termination of employment.

             e. Employer. The term "Employer" shall mean the Company and/or a subsidiary of the Company that employs the Executive.

             f. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

             g.   Person.  The term "Person" shall have the meaning given in
   Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

             h. Termination of Employment. The term "Termination of Employment" shall mean:

                  (i) any termination by the Employer of the employment of the Executive for any reason other than for Cause within a period of two (2) years following the Effective Date (as that term is defined in paragraph d. of this Section 1);

                  (ii) voluntary termination by the Executive of his/her employment within a period of two (2) years following the Effective Date and subsequent to the occurrence, without the Executive's written consent, of (A) a material and adverse change in the Executive's status, authority, duties, functions, or benefits relative to those most favorable to the Executive in effect at any time during the 180-day period prior to the Effective Date or, to the extent more favorable to the Executive, those in effect after the Effective Date, (B) any reduction in the Executive's base salary or percentage of base salary available as an incentive compensation or bonus opportunity relative to those most favorable to the Executive in effect at any time during the 180-day period prior to the Effective Date or, to the extent more favorable to the Executive, those in effect after the Effective Date, or the failure to pay the Executive's base salary or earned incentive compensation or bonus when due, (C) the relocation of the Executive's principal place of employment to a location more than 35 miles from the Executive's principal place of employment immediately prior to the Effective Date, (D) the Employer's requiring the Executive to travel on Employer business to a materially greater extent than was required immediately prior to the Effective Date, or (E) the failure of the Company to obtain from a successor the assumption and agreement to perform this Agreement (as described in Section 6.a.) prior to the effectiveness of any such succession provided that (1) any such event occurs following the Effective Date or (2) in the case of an event set forth in clause (A), (B), (C) or (D) above, such event occurs on or prior to the Effective Date and the Executive reasonably demonstrates that such event occurs under circumstances described in clause (i) or (ii) of Section 1.d.(3)(B) hereof; or

                  (iii) voluntary termination by the Executive of his/her employment following completion of one year of service after a Change of Control of the Company; provided that the voluntary termination must be effected by the Executive within six (6) months after the completion of that one year of service.

                  In the event of a dispute regarding whether the Executive's voluntary termination qualifies as a "Termination of Employment" for purposes of clause (ii) above, no claim by the Company that such termination does not constitute a Termination of Employment shall be given effect unless the Company establishes by clear and convincing evidence that such termination does not constitute a Termination of Employment.

                  Any election by the Executive to terminate his/her employment as contemplated by this Section shall not be deemed a voluntary termination of employment by the Executive for the purpose of any other employee benefit or other plan.

        2. Compensation and Benefits. In the event of a Termination of Employment, the Company shall provide the Executive with the following compensation and benefits:

             a. General Compensation and Benefits. The Company shall pay the Executive's full salary to the Executive through the date of Termination of Employment at the rate in effect at the time notice of termination is given or, if higher, at an annual rate not less than twelve times the Executive's highest monthly base salary for the 12-month period immediately preceding the month in which the Effective Date occurs, together with all compensation and benefits payable to the Executive through the date of Termination of Employment under the terms of any compensation or benefit plan, program or arrangement maintained by the Employer during such period. Such payments shall be made in a lump sum not later than five (5) days after such termination. The Company shall also pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Employer's retirement, insurance and other compensation or benefit plans, programs and arrangements most favorable to the Executive in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to executives of the Company of comparable status and position to the Executive.

             b. Incentive Compensation. Notwithstanding any provision of any cash bonus or incentive compensation plan of the Employer, the Company shall pay to the Executive, within five (5) days after the Executive's Termination of Employment, a lump sum amount, in cash, equal to the sum of
   (i) any bonus or incentive compensation which has been allocated or awarded to the Executive for a fiscal year or other measuring period under the plan that ends prior to the date of Termination of Employment, but which has not yet been paid (pursuant to Section 2.a. hereof or otherwise), and (ii) a pro rata portion to the date of Termination of Employment of the aggregate value of all contingent bonus or incentive compensation awards to the Executive for all uncompleted periods under the plan calculated as to each such award as if the "target" with respect to such bonus or incentive compensation award had been attained.

             c. Compensation. The Company shall pay to the Executive a lump sum equal to two (2) times the sum of (a) the highest per annum base rate of salary in effect with respect to the Executive during the 3-year period immediately prior to the Termination of Employment plus (b) the highest of (i) the highest annual bonus or incentive compensation earned by the Executive under any cash bonus or incentive compensation plan of the Company during the three (3) complete fiscal years of the Company immediately preceding the Termination of Employment or, if more favorable to the Executive, during the three (3) complete fiscal years of the Company immediately preceding the Change of Control of the Company; (ii) the Executive's bonus or incentive compensation "target" for the fiscal year in which the Termination of Employment occurs; or (iii) the highest average annual bonus and/or incentive compensation earned during the three
   (3) complete fiscal years of the Company immediately preceding the Termination of Employment (or, if more favorable to the Executive, during the three (3) complete fiscal years of the Company immediately preceding the Change of Control of the Company) under any cash bonus or incentive compensation plan of the Company by the group of executives of the Company participating under such plan during such fiscal years at the level at which the Executive participated or would have participated pursuant to his/her most senior position at any time during the 180 days preceding the Effective Date or thereafter until the Termination of Employment. The lump sum shall be paid to the Executive not later than five (5) days after the Termination of Employment.

             d. Benefits. Subject to Section 2.e. hereof, for a three (3)- year period following Termination of Employment, the Company shall provide the Executive with health, disability, life and other insurance benefits substantially similar to the benefits received by the Executive pursuant to the Company's (or the Employer's) benefit programs as in effect immediately during the 180 days preceding the Effective Date (or, if more favorable to the Executive, as in effect at any time thereafter until the Termination of Employment); provided, however, that no compensation or benefits provided hereunder shall be treated as compensation for purposes of any of the programs or shall result in the crediting of additional service thereunder.

             e. New Employment. If the Executive secures new employment during the three (3)-year period following Termination of Employment, the level of any benefit being provided pursuant to Section 2.d. hereof shall be reduced to the extent that any such benefit is being provided by the Executive's new employer. The Executive, however, shall be under no obligation to seek new employment and, in any event, no other amounts payable pursuant to this Agreement shall be reduced or offset by any compensation received from new employment or by any amounts claimed to be owed by the Executive to the Company or the Employer.

        3. Additional Payments. Notwithstanding any other provisions of this Agreement, whether or not there occurs a Termination of Employment, in the event it shall be determined that any payment or benefit received or to be received by the Executive in connection with a Change of Control of the Company or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change of Control of the Company or any entity affiliated with the Company or such entity (any such payment or benefit being hereinafter called a "Payment," and all such payments and benefits being hereinafter called "Total Payments"), would be subject (in whole or part) to the excise tax under
   Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties incurred with respect to such excise tax (such excise tax, together with such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax, FICA and Excise Tax upon the payment provided for by this Section 3, shall be equal to the Total Payments.

                  Subject to the provisions of this Section 3, all determinations required to be made under this Section 3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm selected by the Executive that is not then serving as accountant or auditor for the individual, entity or group effecting the Change of Control of the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3, shall be paid by the Company to the Executive within 10 days of the receipt of the Accounting Firm's determination. Subject to the following provisions of this Section 3, any determination by the Accounting Firm shall be binding upon the Company and the Executive.

                  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax, FICA and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax, FICA and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.

                  For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax under this Section 3,
   (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of the Auditor (or tax counsel selected by the Auditor) does not constitute a "parachute payment" within the meaning of
   Section 280G(b) (2) of the Code (including by reason of Section 280G(b)
   (4) (A) of the Code), and in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b) (4) (B) of the Code, in excess of the "base amount" (as defined in Section 280G(b) (3) of the Code) allocable to such reasonable compensation, and (iii) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d) (3) and
   (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of payment of the Gross-Up Payment to the Executive, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

                  The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

        4. Legal Fees. The Company shall also pay to the Executive all reasonable legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

        5. Term. This Agreement shall commence on the date hereof and shall continue in effect through January 31, 1997; provided, however, that commencing on January 31, 1997 and each January 31 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, not later than October 31 of the preceding year, the Company or the Executive shall have given written notice not to extend this Agreement; provided, further, however, if a Change of Control of the Company shall have occurred during the initial or extended term of this Agreement, this Agreement shall continue in effect for a period of 24 months beyond the month in which such Change of Control of the Company occurred. Notwithstanding anything herein to the contrary, this Agreement shall terminate upon the Executive ceasing to be an officer of the Company prior to a Change of Control of the Company (other than any such cessation which the Executive reasonably demonstrates occurred under circumstances described in clause (i) or (ii) of Section 1.d.(3)(B) hereof).

        6.   Successors and Binding Agreements.

             a. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any such successor, and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement.

             b. This Agreement shall inure to the benefit of and be enforceable by the Executive's respective personal or legal representative, executor, administrator, successor, heirs, distributees and/or legatees.

             c. Neither the Company nor the Executive may assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by will or the laws of descent and distribution. In the event the Executive attempts any assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

        7. Notices. All communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five
   (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his/her principal residence, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall be effective only upon receipt.

        8. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin without giving effect to the principles of conflict of laws of such state, except that Section 9 shall be construed in accordance with the Federal Arbitration Act if arbitration is chosen by the Executive as the method of dispute resolution.

        9. Settlement of Disputes; Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled, at the Executive's election, either by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect or by litigation; provided, however, that in the event of a dispute regarding whether the Executive's employment has been terminated for Cause or whether the Executive's voluntary termination qualifies as a "Termination of Employment" under Section 1.h.(ii), the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled, during the pendency of any such dispute or controversy, to continue to receive compensation and benefits as an active employee.

        10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

        11. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the matters discussed herein and supersedes all other prior agreements and understandings, written or oral, between the parties with respect thereto. There are no representations, warranties or agreements of any kind relating thereto that are not set forth in this Agreement.

        12. Withholding. The Company may withhold from any amounts payable under this Agreement all federal, state and other taxes as shall be legally required.

        13. Certain Limitations. Nothing in this Agreement shall grant the Executive any right to remain an executive, director or employee of the Company or of any of its subsidiaries for any period of time.

                                    *   *   *

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and date first written above.

                            SNAP-ON INCORPORATED



                            By:
                                 Robert A. Cornog
                            Its: Chairman, President and Chief Executive
                                  Officer



                                                Executive